EXHIBIT A

Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: October 9, 2012	By:	/s/ William E. Oberndorf

Attorney-in-Fact for:

William and Susan Oberndorf Trust, dated 10/19/98 (1)
Oberndorf Family Partners (1)
William E. Oberndorf
Caroline G. Oberndorf (1)
Peter Oberndorf Irrevocable Trust, dated 6/30/89 (1)
William E. Oberndorf Irrevocable Trust, dated 6/30/89 (1)

(1) A Power of Attorney authorizing William E. Oberndorf to act on behalf of this person or entity is filed as Exhibit B.